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                                                                   EXHIBIT 23(G)

                [GAMBA, BARRERA, ARRIAGA & ASOCIADOS LETTERHEAD]

Bogata D.C., December 29, 2000

MS SHARON GILLETTE
SEVEN SEAS PETROLEUM INC.
Houston, Texas

Dear Ms. Gillette:

We hereby consent to the use of our name under "Business-Legal Proceedings" in this information circular/Prospectus, and consent to the filing with the Security and Exchange Commission of our opinion regarding the Julio Piedrahita's case as an exhibit to the registration statement which contains the information circular/Prospectus filed in connection with the continuation.

Sincerely yours,

/s/ CARLOS DARIO BARRERA TAPIAS

GAMBA BARRERA
ARRIAGA Y
ASOCIADOS